                                                                      EXHIBIT 11

                       LORAL CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               FOR THE YEARS ENDED MARCH 31,
                                                            -----------------------------------
                                                              1995         1994         1993
                                                            --------     --------     ---------
Primary:
  Income before extraordinary item and cumulative effect
     of changes in accounting.............................  $288,394     $228,268     $ 159,069
  Extraordinary item......................................                              (17,776)
  Cumulative effect of changes in accounting..............                             (233,377)
                                                            --------     --------     ---------
  Net income (loss) applicable to common shares...........  $288,394     $228,268     $ (92,084)
                                                            ========     ========     =========
Shares:
  Weighted average common shares outstanding..............    83,916       82,590        75,944
  Common equivalent shares applicable to stock options....     1,458        1,261         1,082
                                                            --------     --------     ---------
  Average number of shares outstanding and common
     equivalent shares....................................    85,374       83,851        77,026
                                                            ========     ========     =========
  Primary earnings per common share and common equivalent
     share:
     Income before extraordinary item and cumulative
       effect of changes in accounting....................  $   3.38     $   2.72     $    2.06
     Extraordinary item...................................                                 (.23)
     Cumulative effect of changes in accounting...........                                (3.03)
                                                            --------     --------     ---------
                                                            $   3.38     $   2.72     $   (1.20)
                                                            ========     ========     =========
Fully Diluted:
  Income before extraordinary item and cumulative effect
     of changes in accounting.............................  $288,394     $228,268     $ 159,069
Adjustment to interest expense, net of the tax effect
  thereon attributable to convertible debt................                                3,376
                                                            --------     --------     ---------
Adjusted income before extraordinary item and cumulative
  effect of changes in accounting.........................   288,394      228,268       162,445
  Extraordinary item......................................                              (17,776)
  Cumulative effect of changes in accounting..............                             (233,377)
                                                            --------     --------     ---------
  Adjusted net income (loss)..............................  $288,394     $228,268     $ (88,708)
                                                            ========     ========     =========
Shares:
  Average number of common shares as adjusted for primary
     computation..........................................    85,374       83,851        77,026
  Incremental increase to shares under stock options where
     the quarter's ending market price is higher than the
     average market price during the quarter..............        37           94            86
  Shares issuable for convertible debt....................                                3,410
                                                            --------     --------     ---------
  Average number of shares outstanding on a fully diluted
     basis................................................    85,411       83,945        80,522
                                                            ========     ========     =========
  Earnings per common share assuming full dilution:
     Income before extraordinary item and cumulative
       effect of changes in accounting....................  $   3.38     $   2.72     $    2.02
     Extraordinary item...................................                                 (.23)
     Cumulative effect of changes in accounting...........                                (2.99)
                                                            --------     --------     ---------
                                                            $   3.38     $   2.72     $   (1.20)*
                                                            ========     ========     =========

---------------
* The impact of the extraordinary item and cumulative effect of changes in accounting on the fully diluted calculation is anti-dilutive, resulting in the net fully diluted amount equalling the net primary amount.